UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2009

KAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97201	98-0360062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Trade Center 14th Floor Jl. Jenderal Sudirman Kav. 29-31 Jakarta, Indonesia	12920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (62) 21 5211110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Beginning on July 13, 2009, KAL Energy, Inc. (the “Company”) entered into a series of agreements to privately place shares of common stock of the Company, par value $0.0001 per share, at a purchase price of $0.02 per share.  An aggregate of 3.5 million shares of common stock of the Company, for gross proceeds of $70,000, were placed pursuant to this action.  The form of the stock subscription agreement is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

This private placement of the Company’s common stock occurred in accordance with transactions exempt from the registration requirements of the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Form of Stock Subscription Agreement for common stock of the Company, par value $0.0001 per share, at a purchase price of $0.02 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAL ENERGY, INC.

July 16, 2009	By:	/s/ William Bloking
William Bloking
President and CEO

EXHIBIT INDEX

Exhibit Number	Description
99.1	Form of Stock Subscription Agreement for common stock of the Company, par value $0.0001 per share, at a purchase price of $0.02 per share.